Exhibit 10.1
FIRST REVISED SERVICE AGREEMENT
     This AGREEMENT is dated as of this 17th day of May, 2000 by and between DISCOVER FINANCIAL SERVICES, INC., a Delaware corporation (“DFS”) and GREENWOOD TRUST COMPANY, a Delaware bank (“Greenwood”).
WITNESSETH:
     WHEREAS, DFS performs services for Greenwood in connection with marketing (including services related to advertising, telemarketing, promotion, and ventures or partnerships with third parties); credit card and other non-card loan products (including services related to credit approval, credit processing, authorization, customer service, account servicing, payment processing and collection); deposit products (including services related to the direct marketing, advertising and promotion of deposit accounts); and various other services in connection with Greenwood’s bank products, as may arise from time to time (collectively, the “Services”); and
     WHEREAS, it is the mutual desire of the parties that DFS continue to perform the Services.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
     1. Term. The term of this Agreement (“Term”) shall commence as of the date hereof and shall continue in effect provided that either party can terminate this Agreement on any anniversary date by written notice of termination to the other party at least one hundred eighty (180) days prior to such anniversary date.
     2. Services. DFS shall perform the Services, which are described without limitation in subparagraphs A through H, in accordance with all applicable federal and state laws, including statutes, regulations and rules. DFS will not be responsible for violations of federal or state law, including usury laws, fee restrictions or privacy laws, to the extent that DFS acts consistently with directions or supervision received from Greenwood or its agents. DFS will be responsible for its own negligent performance or failures to perform, including, as applicable, the negligent failure to transmit or otherwise deliver required disclosures to Greenwood’s customers. DFS may satisfy its obligations to perform hereunder either through its own employees or through independent contractors that it chooses to retain. Greenwood will be solely responsible for establishing the annual percentage yields and rates, insurance premiums, and other charges and fees for its credit cards, deposit accounts and other products and for ensuring that such yields, rates, premiums, charges or fees are in compliance with state and federal laws.

          A. Marketing Services. DFS will create and manage such marketing programs for Greenwood’s bank products as Greenwood may request from time to time. These marketing programs may incorporate, without limitation, direct mailings; telemarketing; special promotional events; visual and broadcast advertisements delivered via traditional mass-media channels, the Internet or other electronic communication devices; and ventures, partnerships or other cooperative marketing arrangements with third parties. In performing these marketing services, DFS shall adhere to the following conditions:
                (i) all marketing materials, including visual and broadcast advertisements and telemarketing scripts, will be made available to Greenwood for its review and prior approval;
                (ii) all marketing materials, including visual and broadcast advertisements and telemarketing scripts, will be prepared in accordance with the requirements of Greenwood’s Nondeposit Investment Product Policy;
                (iii) the names, addresses and account numbers of Greenwood’s customers shall at all times remain the exclusive property and confidential information of Greenwood and may be used by DFS solely in connection with the performance of this Agreement and on such terms as Greenwood, in its discretion, deems appropriate;
                (iv) any remuneration that DFS receives from third parties with whom DFS has contracted on Greenwood’s behalf in furtherance of this Agreement including, but not limited to fees for Shopper’s Lists, shall belong to Greenwood and must be conveyed to Greenwood as soon as practicable whenever such remuneration is determined by the parties to constitute payment for the use of, or access to, Greenwood’s customer lists or other proprietary information or property.
          B. Policy Manuals. DFS will create and maintain, upon the request of and in coordination with Greenwood, policy and procedures manuals relating to the Services.
          C. Customer Service. DFS will provide telephone customer service for Greenwood’s bank products, including twenty-four (24) hour, seven (7) day per week service for credit card accounts, in accordance with mutually agreed upon procedures and standards.
          D. Fraud and Investigation Services. DFS will provide fraud investigative services for Greenwood’s bank products utilizing mutually agreed upon procedures and standards.
          E. Reports. At the request of Greenwood, DFS will provide reports concerning customer account activity and such other matters as Greenwood may designate in accordance with mutually agreed upon procedures and standards.

          F. Information Technology and Support Services. DFS will provide information technology support services.
          G. Collection Services. DFS will provide a collection procedure for Greenwood credit card products and such other bank products as the parties mutually agree upon. DFS will not take any legal action with respect to any Greenwood account without obtaining the prior consent of Greenwood.
          H. Credit Services. DFS shall perform the following services in connection with Greenwood’s credit card and such other loan products as the parties find mutually agreeable:
                (i) approving or denying applications for credit in accordance with Greenwood’s guidelines, including credit scoring models supplied by Greenwood or, if requested by Greenwood, developed by DFS and approved by Greenwood;
                (ii) furnishing authorizations for purchases;
                (iii) processing credit transactions;
                (iv) establishing and maintaining account records in a form satisfactory to Greenwood and consistent with the computer programming parameters of DFS;
                (v) reporting information on Greenwood’s customers to the various credit bureaus;
                (vi) providing remittance processing services, which services shall include, without limitation;
                (vii) embossing and distributing credit cards;
                (viii) preparing monthly statements in a form satisfactory to Greenwood and consistent with the computer programming parameters of DFS; and
                (ix) providing monthly delinquency reports.
                (x) providing remittance processing services, which shall include without limitation:
(a)	receiving remittances from the U.S. Postal Service;
(b)	sorting;
(c)	opening envelopes and extracting contents;
(d)	assigning a payment transaction date;

(e)	converting remittance to machine readable form (encoding/endorsing);

(f)	maintaining security over all checks and cash received;

(g)	depositing funds on the date received or no later than the next business day in a bank designated by, and in an account in the name of, Greenwood;

(h)	doing other research as necessary to correctly apply payments to cardholders’ accounts; and

(i)	handling postdated and returned checks, cash and returned card controls.
     3. Fees and Payments. The fees for the Services and the schedule and manner for payment are set forth in Exhibit A, which is attached hereto and made a part hereof.
     4. Internal Control Review. At Greenwood’s request and expense, but no more frequently than annually, DFS shall permit an independent accounting firm designated by Greenwood to review DFS’s records and procedures relating to the Services. Such review shall be reasonable in scope and duration and shall not interfere with DFS’s business operations. DFS shall provide reasonable access to DFS facilities and records subject to reasonable DFS security and operating procedures.
     5. Force Majeure. Neither party shall be liable to the other party for any failure, inability, or delay in performing its obligations hereunder if such failure, inability, or delay arises for reasons beyond its control, including, without limitation, acts of war, strike, fire, explosion, sabotage, accident, or casualty.
     In the event of a delay in the performance or nonperformance at one or more of DFS’s processing units, DFS shall provide for backup service at another DFS processing unit, and DFS shall be responsible for any additional telephone charges incurred.
     6. Warranties and Representations.
          A. Greenwood represents and warrants that it is free, as of the date it signs this Agreement, or will be free, as of the date of commencement of the Term, from any contractual obligation or legal disability that would prevent Greenwood from entering into this Agreement, and that DFS’s offer to provide the Services in no way caused or induced Greenwood to breach any contractual obligations or legal requirements or regulations.

          B. DFS represents and warrants that it has the right to provide the Services to Greenwood in accordance with this Agreement.
          C. DFS MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR SPECIFIC PURPOSE, OTHER THAN THE EXPRESS REPRESENTATIONS, WARRANTIES AND GUARANTEES CONTAINED IN THIS AGREEMENT.
          D. GREENWOOD MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR SPECIFIC PURPOSE, OTHER THAN THE EXPRESS REPRESENTATIONS, WARRANTIES AND GUARANTEES CONTAINED IN THIS AGREEMENT.
     7. Liability and Indemnification.
          A. DFS shall protect, defend, hold harmless and indemnify Greenwood, its employees, agents and contractors, from and against any and all claims, actions, liabilities, losses, costs and expenses arising out of DFS’s, its employees’, agents’ or contractors’ negligent performance of its obligations under this Agreement.
          DFS shall not be liable to Greenwood for any claims, damages, losses or expenses arising out of the performance of the services called for by this Agreement to the extent such claims, damages, losses or expenses are due to causes that are in whole or in part beyond the control of DFS. Such causes include, but are not limited to, computer and associated equipment outages, failure or downtime affecting both the primary and backup systems which were not caused by DFS’s negligence.
          B. Greenwood shall protect, defend, hold harmless and indemnify DFS, its employees, agents and contractors, from and against any and all claims, damages, losses or expenses arising out of Greenwood’s employees’, agents’ or contractors’ negligent performance of its obligations under this Agreement or Greenwood’s negligent direction of DFS’s performance of the services called for in this Agreement.
          C. Notwithstanding anything contained herein to the contrary, neither party shall be liable to the other for consequential or incidental damages.
     8. Notice. Any notice required to be given hereunder by either party to the other shall be given in writing by personal delivery or certified mail, return receipt requested, and shall be effective when received. Every such notice shall be addressed as follows:

If to DFS, to:
Discover Financial Services, Inc.
2500 Lake Cook Road
Riverwoods, Illinois 60015
Attention: President
and, if to Greenwood, to:
Greenwood Trust Company
12 Read’s Way
New Castle, DE 19720
Attention: President
     9. Confidential Nature of Data.
          A. DFS recognizes the confidentiality of all data and documents related to the accounts receivable and credit services provided hereunder to Greenwood and its cardholders, and agrees to exercise the same standard of care in the protection of said information as it uses to protect its own confidential information. DFS shall provide and take all necessary and appropriate security precautions to ensure that access to such data and documents is available only to those persons required to perform the services hereunder and only to the extent necessary for them to perform their work. DFS is authorized to release any information concerning such data and documents to any independent contractor DFS retains in connection with DFS’s performance under this Agreement, but only to the extent necessary for such contractor to perform work hereunder and only under terms agreeable to Greenwood. DFS shall not sell any such data and documents or disclose the information contained therein, except as expressly provided herein. DFS shall comply with any and all file-safekeeping, record-keeping, and data backup procedures that may be required by applicable law or such reasonable procedures required by Greenwood in connection with DFS’s performance of this Agreement. Neither DFS nor its agents or employees shall divulge or communicate to any unauthorized third party any information concerning such data and documents unless so required by law or so directed by an authorized officer of Greenwood.
     B. Greenwood recognizes the confidentiality of all information regarding DFS’s business practices designated as confidential by DFS that Greenwood may learn as a result of this Agreement and agrees to exercise the same standard of care in the protection of said information as it uses to protect its own confidential information.
     C. Upon termination of this Agreement, or upon Greenwood’s written request, DFS shall promptly return to Greenwood the following Greenwood data, which is and shall remain the property of Greenwood:
(i)	Account master tape files;
(ii)	Agent master tape files; and

(iii)	Computer-produced reports which reflect activity during the ninety (90) day period immediately prior to termination of the Agreement or the written request.
          DFS shall cooperate with Greenwood to transfer Greenwood’s account servicing back to Greenwood or to a new servicing organization. Upon the return of any such Greenwood data, and the transfer of processing, DFS shall submit a bill to Greenwood for the cost incurred by DFS in returning such Greenwood data and coordinating the transfer. Greenwood shall pay any such bill within thirty (30) days of the receipt of such bill.
     10. General Conditions.
          A. The validity, construction and performance of this Agreement is governed by the laws of the State of Delaware.
          B. All provisions contained in this Agreement extend to and are binding upon the parties and their respective successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other party, which consent will not be unreasonably withheld.
          C. Each paragraph and provision of this Agreement is severable from the entire Agreement, and if one provision hereof is declared invalid, the remaining provisions shall nevertheless remain in effect.
          D. This document constitutes the entire Agreement between DFS and Greenwood with respect to the services to be performed under this Agreement, and no representation or statement not contained in this Agreement shall be binding upon DFS or Greenwood as a warranty or otherwise. This Agreement may not be amended, changed, modified or altered except in writing, signed by both parties. This Agreement constitutes the entire understanding between the parties and supersedes all previous agreements and negotiations, whether written or oral, respecting the subject matter hereof. This Agreement replaces the agreement dated as of October 25, 1996, by and between Greenwood and NOVUS Services, Inc. (DFS’ predecessor).
          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

DISCOVER FINANCIAL SERVICES, INC.		GREENWOOD TRUST COMPANY

By:	/s/ Joseph A. Yob	By:	/s/ J. Nathan Hill

Title:	Executive Vice President	Title:	President, Chief Operating Officer

Addendum to First Revised Servicing Agreement
          WHEREAS, Discover Bank (“Bank”) and Discover Financial Services, Inc. (“DFS”) are parties to a Service Agreement dated May 17, 2000 (the “Agreement”), pursuant to which DFS provides various services in connection with the Bank’s credit card accounts, personal loans and national mortgage loans; and
          WHEREAS, those parties mutually desire to amend the Agreement in order to clarify that the information security systems of DFS satisfy the Interagency Guidelines for Safeguarding Customer Information, which are set forth in part 364, Appendix B of the FDIC Regulations.
          NOW, THEREFORE, the parties hereby mutually agree to delete the existing first sentence of Section 9(A), Confidential Nature of Data, of the Agreement and to substitute in its place, the following:
DFS recognizes the confidentiality of all data and documents related to the Services provided hereunder and agrees to exercise a standard of care in the protection of that information which is consistent with the Interagency Guidelines for Safeguarding
Customer Information set forth in part 364, Appendix B of the FDIC
Regulations.
          IN WITNESS WHEREOF, the parties have caused this Addendum to be executed as of September 16, 2002.

DISCOVER FINANCIAL SERVICES, INC.		GREENWOOD TRUST COMPANY

By:	/s/ Kathryn McNamara Corley	By:	/s/ Michael F. Rickert

Title:	Senior Vice President and General Counsel	Title:	Vice President

EXHIBIT A — Servicing Agreement
Discover Financial Services, Inc.
SERVICING FEES CHARGED TO DISCOVER BANK
EFFECTIVE DECEMBER 1, 2003
Discover Bank (“DB”) will pay DFSI for costs incurred by DFSI in its role of providing services for cardmembers of Discover Bank. Each month, DFSI will determine the amount of expenses it incurs associated with providing services to DB cardmembers and will invoice those costs to DB under the servicing agreement. The amounts invoiced will be segregated into the following general categories:
Marketing
Risk and Database Management
Cardmember Service and Collections
Business Technology
In addition, DFSI may bill DB for various services and supplies which it obtains from other providers in connection with servicing DB’s cardmembers. The amounts charged will be equal to the amounts paid by DFSI. The items to be billed under this portion of the agreement can include, but are not limited to, the following:
Advertising & Media
Promotional Marketing
Direct Mail
Marketing — Other
Inquiry Fees
Consumer Credit Counseling Fees
Collection Fees
Policy Adjustments/Fraud
Amounts paid to third parties for:
      — Royalties
      — Cardmember/Partner Rewards
If new categories of items arise that are procured from outside providers, DFSI will be allowed to include them in the service fee charged, provided they are separately identified in the invoice to DB, and a DB officer approves the new item on the invoice.
[***]
It is agreed that amounts invoiced by DFSI under the servicing agreement with DB will not cause DB’s [***] for the most recently completed fiscal year for which information is available.
*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.